UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

April 18, 2013
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 18, 2013, Uni-Pixel, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC and Craig-Hallum Capital Group LLC, as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), relating to the underwritten registered offering (the “Offering”) of 1,195,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) at an offering price to the public of $32.00 per Share (the “Offering Price”).  Under the terms of the Underwriting Agreement the Company has also granted the Underwriters a 30-day option to purchase up to an additional 179,250 Shares to cover over-allotments, if any, at the Offering Price.  The net proceeds to the Company from the sale of the Shares are expected to be approximately $35.8 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, assuming no exercise by the Underwriters of their over-allotment options.  The offering is expected to close on or about April 23, 2013, subject to the satisfaction of customary closing conditions.

The Shares are being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-181656) filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2012 and declared effective by the SEC on June 8, 2012, and a preliminary and final prospectus supplement filed with the SEC in connection with the Company’s takedown relating to the offering.  A copy of the opinion of Company’s counsel, Richardson & Patel LLP, relating to the legality of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report of Form 8-K and is incorporated by reference herein.

ITEM 8.01.                      OTHER EVENTS

On April 18, 2013, the Company issued a press release announcing the pricing of the Offering.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement, dated April 18, 2013, by and among Uni-Pixel, Inc. and Craig-Hallum Capital Group LLC and Cowen and Company, LLC as representatives for the several underwriters

5.1	Opinion of Richardson & Patel LLP

23.1	Consent of Richardson & Patel LLP (contained in Exhibit 5.1)

99.1	Press Release, dated April 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Uni-Pixel, Inc.
(Registrant)

Date: April 18, 2013	By:	/s/ Reed Killion
Reed Killion
Chief Executive Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K

Exhibit No.	Description
1.1	Form of Underwriting Agreement, dated April 18, 2013, by and among Uni-Pixel, Inc. and Craig-Hallum Capital Group LLC and Cowen and Company, LLC as representatives for the several underwriters

5.1	Opinion of Richardson & Patel LLP

23.1	Consent of Richardson & Patel LLP (contained in Exhibit 5.1)

99.1	Press Release, dated April 18, 2013